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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 13, 1995

                           SUMMIT TECHNOLOGY, INC.
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              (Exact Name of Registrant as Specified in Charter)

    MASSACHUSETTS                     0-16937                   04-2897945
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(State or Other Jurisdiction       (Commission                 (IRS Employer
    of Incorporation)              File Number)              Identification No.)


                               21 HICKORY DRIVE
                         WALTHAM, MASSACHUSETTS 02154
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                   (Address of Principal Executive Offices)


Registrant's telephone number, including area code (617) 890-1234

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ITEM 5.  OTHER EVENTS.

        On October 13, 1995 the Company received notice that the Federal Trade Commission ("FTC") initiated an investigation to determine whether Pillar Point Partners, VISX Incorporated ("VISX"), the Company or any of their predecessors, alone or in conjunction with others, is engaging or has engaged in any unfair methods of competition in violation of the Federal Trade Commission Act, relating to certain arrangements concerning patents on devices and procedures, and/or practices relating to the sale or distribution of certain ophthalmic surgical devices. The FTC issued a subpoena requiring the Company to produce certain materials and information relating to the subject matter of the investigation.

        Pillar Point Partners was structured in compliance with the Federal Trade Commission Act and other applicable U.S. antitrust laws. The Company believes that both the formation of Pillar Point Partners in 1992 and its operation to date are consistent with such laws. There can be no assurance, however, that the FTC's investigation will ultimately lead the FTC to agree with the Company. The Company is accordingly unable to predict whether or not, or when, any proceeding may be brought by the FTC following such investigation, or the scope of relief, if any, that may ultimately be ordered in the event that any such proceeding were determined adversely to the Company and/or Pillar Point Partners.









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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SUMMIT TECHNOLOGY, INC.

                                    By: /s/ David F. Muller
                                       ----------------------------
                                       David F. Muller, President


DATE:  October 16, 1995